Exhibit 5.2

February 21, 2023

First Industrial Realty Trust, Inc.

1 N. Wacker Drive, Suite 4200

Chicago, Illinois 60606

Ladies and Gentlemen:

This opinion is furnished in our capacity as special Maryland counsel for First Industrial Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (which, together with the prospectus and any prospectus supplement relating thereto (collectively, the “Prospectus”) shall hereinafter be referred to collectively as the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering common stock of the Company, par value $.01 per share (the “Common Stock”), preferred stock of the Company, par value $.01 per share (the “Preferred Stock”), Preferred Stock represented by depositary shares (the “Depositary Shares”, and together with the Common Stock and the Preferred Stock, collectively, the “Securities”) and non-convertible debt securities, to be offered from time to time by the Company on the terms provided in the Registration Statement. Terms used but not defined herein shall have the meanings given to them in the Registration Statement.

In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)	Articles of Amendment and Restatement of the Company filed June 13, 1994, as amended to date (the “Charter”);

(b)	Third Amended and Restated Bylaws of the Company, as amended to date;

(c)

records of proceedings of the Board of Directors of the Company, including those certain resolutions adopted February 17, 2022 by the Board of Directors of the Company (collectively, the “Authorizing Resolutions”);

(d)	Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland dated February 13, 2023; and

(e)	the Registration Statement.

With respect to the foregoing documents, we have assumed (i) the legal capacity of all natural persons signing any document reviewed by us, (ii) the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, and (iii) the conformity to

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originals of all documents submitted to us as certified or reproduced copies and the authenticity of the originals of such copies. We have not independently verified any factual matters or reviewed any documents other than the documents referred to above and accordingly we do not express any opinion as to matters that might have been disclosed by independent verification or review. As to matters of fact that have not been independently established, we have relied upon representations of officers of the Company.

We have further assumed that (i) the Company will continue to be incorporated and in existence and good standing in the State of Maryland; (ii) prior to issuance of the Securities, valid consideration for the Securities has been received in full and consists in whole or in part of money, tangible or intangible property, labor or services actually performed for the Company, a promissory note or other obligation for future payment in money, or contracts for labor or services performed; (iii) to the extent that any Securities are being issued in exchange or upon exercise or conversion of any other securities, the requirements of clause (ii) of this sentence shall have been satisfied as to the issuance of such other securities; (iv) with respect to any Preferred Stock or Depositary Shares, the terms of such Preferred Stock and Depositary Shares, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, shall have been authorized and determined in accordance with the Maryland General Corporation Law (the “MGCL”); (v) the aggregate number of shares of each class or series of stock of the Company that would be outstanding after the issuance of any of the Securities and any other contemporaneously issued class or series of stock of the Company, together with the number of shares of each class or series of stock of the Company previously issued and outstanding or reserved for issuance, does not exceed the number of shares of each class or series of stock of the Company, respectively, then authorized under the Charter; (vi) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will have been delivered to the purchaser(s) of the Securities as required in accordance with applicable law; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the appropriate prospectus supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and shall be binding upon and enforceable against the Company and the other parties thereto; (ix) the Registration Statement will have become effective; and (x) no “stop order” or other prohibition of the Commission preventing or suspending the use of the Prospectus contained in the Registration Statement, the Prospectus Supplement or any other prospectus supplement will have been issued.

We are attorneys admitted to practice in the State of Maryland. We express no opinion concerning the laws of any jurisdictions other than the laws of the State of Maryland.

Based upon the foregoing and the assumptions contained in the following paragraph, we are of the opinion that when the terms of any class or series of the Securities have been authorized by all appropriate action of the Company consistent with the MGCL and the Securities have been issued in accordance with the Authorizing Resolutions and sold as described in the Registration Statement and any underwriting or similar sales or distribution agreement, and in a manner consistent with the assumptions above, then such Securities will be duly authorized, legally issued, fully-paid and non-assessable.

The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities, and that additional action will be taken by the Company to effect the issuance or acquisition of the Securities.

This opinion may be relied upon by the firm of Barack Ferrazzano Kirschbaum & Nagelberg LLP with respect to that firm’s opinion to be filed as an exhibit to the Registration Statement. In addition, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ McGuireWoods LLP